Short-Term Bond Fund of America
February 28, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$13,411
Class B	$1
Class C	$42
Class F-1	$502
Class F-2	$2,037
Class F-3*	$-
Total	$15,993
Class 529-A	$1,234
Class 529-B*	$-
Class 529-C	$26
Class 529-E	$41
Class 529-F-1	$274
Class R-1	$2
Class R-2	$18
Class R-2E	$1
Class R-3	$122
Class R-4	$112
Class R-5	$53
Class R-5E*	$-
Class R-6	$6,212
Total	$8,095
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.0421
Class B	$0.0081
Class C	$0.0046
Class F-1	$0.0358
Class F-2	$0.0490
Class F-3	$0.0103
Class 529-A	$0.0401
Class 529-B	$0.0069
Class 529-C	$0.0039
Class 529-E	$0.0243
Class 529-F-1	$0.0470
Class R-1	$0.0040
Class R-2	$0.0039
Class R-2E	$0.0143
Class R-3	$0.0217
Class R-4	$0.0374
Class R-5E	$0.0431
Class R-5	$0.0516
Class R-6	$0.0548
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	317,563
Class B	67
Class C	8,306
Class F-1	13,389
Class F-2	44,554
Class F-3	59
Total	383,938
Class 529-A	30,697
Class 529-B	11
Class 529-C	6,625
Class 529-E	1,680
Class 529-F-1	6,105
Class R-1	454
Class R-2	4,517
Class R-2E	36
Class R-3	5,614
Class R-4	3,387
Class R-5	1,135
Class R-5E	1
Class R-6	117,083
Total	177,345
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$9.96
Class B	$9.89
Class C	$9.84
Class F-1	$9.95
Class F-2	$9.96
Class F-3	$9.96
Class 529-A	$9.96
Class 529-B	$9.84
Class 529-C	$9.81
Class 529-E	$9.95
Class 529-F-1	$9.95
Class R-1	$9.83
Class R-2	$9.83
Class R-2E	$9.95
Class R-3	$9.94
Class R-4	$9.96
Class R-5E	$9.96
Class R-5	$9.96
Class R-6	$9.95
* Amount less than one thousand